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                                                                     EXHIBIT 5.1

                       [Pillsbury Winthrop LLP Letterhead]


February 11, 2005

LaserCard Corporation
1875 North Shoreline Boulevard
Mountain View, California 94043- 1319

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by LaserCard Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to up to 50,000 shares of the Company's $0.01 par value common stock issuable under the Employee Stock Purchase Plan, it is our opinion that all such shares have been duly authorized and, when issued and sold in accordance with such plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ PILLSBURY WINTHROP LLP


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